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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                  -------------


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



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         Date of Report (Date of earliest event reported): June 22, 2004



                          BOSTON SCIENTIFIC CORPORATION
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


       DELAWARE                     1-11083                      04-2695240
----------------------         ----------------              -------------------
  (State or other                (Commission                    (IRS employer
   jurisdiction of               file number)                identification no.)
   incorporation)


          ONE BOSTON SCIENTIFIC PLACE, NATICK, MASSACHUSETTS 01760-1537
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (508) 650-8000

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ITEM 5. Other Events and Regulation FD Disclosure

     On June 22, 2004, Boston Scientific Corporation launched a public offering of $500 million aggregate principal amount of senior notes under the company's existing shelf registration statement. Boston Scientific plans to use the proceeds to repay commercial paper borrowings and for other general corporate purposes. Approximately $740 million of commercial paper borrowings were incurred to finance Boston Scientific's recent acquisition of Advance Bionics Corporation.

     On June 1, 2004, Boston Scientific acquired 100 percent of the fully diluted equity of Advanced Bionics Corporation, a privately-held company located in Valencia, California, for an initial payment of approximately $740 million cash, plus earnout payments tied to future performance milestones. The initial purchase price was funded by the issuance of commercial paper.

     The acquisition will expand Boston Scientific's technology portfolio into the rapidly growing implantable microelectronic device market. Advanced Bionics has developed implantable microelectronics for treating numerous neurological disorders. Its neuromodulation technology includes a range of neurostimulators (or implantable pulse generators), programmable drug pumps and cochlear implants.

     The acquisition has been structured to include a substantial earnout mechanism. Performance milestones are primarily based on the achievement of net sales, with certain milestone payments also tied to profitability. The milestones are segmented by the four principal technology platforms (cochlear implants, implantable pulse generators, drug pumps and bion microstimulators), each with a 72-month earnout horizon. Base earnout payments on these performance milestones approximate two and a quarter times incremental sales for each annual period. There are also bonus earnout payments available based on the attainment of certain aggregate sales performance targets and a certain gross margin level.

     Boston Scientific's best estimate of future contingent consideration (undiscounted) that it would be required to make associated with its acquisition of Advanced Bionics is approximately $2.0 billion. The estimated cumulative specified revenue level associated with Boston Scientific's best estimate is approximately $4.5 billion during the period from 2004 though 2013.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                  BOSTON SCIENTIFIC CORPORATION




Date: June 22, 2004                               By:  /s/ Lawrence C. Best
                                                     ---------------------------
                                                     Lawrence C. Best
                                                     Chief Financial Officer
                                                     and Senior Vice
                                                     President - Finance
                                                     and Administration


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